Exhibit 99.1

BioDelivery Sciences Announces Business Update Call Following Pricing of

$15 Million Common Stock Financing and Filing of 2010 Form 10-K

Business update call to be held today at 10:00 a.m. Eastern Time

RALEIGH, N.C., March 11, 2011 – BioDelivery Sciences International, Inc. (Nasdaq: BDSI) announces that it has received definitive commitments from institutional investors for a private placement financing yielding gross proceeds of $15 million to BDSI. The financing is expected to close today.

Under the terms of a securities purchase agreement entered into with the investors, BDSI will sell an aggregate of 4,807,693 shares of its common stock at a price equal to $3.12 per share, representing a 10% discount to an agreed upon volume weighted average price of BDSI’s stock. BDSI has agreed to register the shares sold in the financing with the U.S. Securities and Exchange Commission.

Proceeds from this financing are expected to be used to progress the clinical development of BDSI’s pipeline of products, particularly BEMA Buprenorphine and BEMA Buprenorphine/Naloxone. The proceeds also strengthen BDSI’s balance sheet as the company progresses through commercial partnering negotiations for BEMA Buprenorphine.

William Blair & Company, LLC acted as the exclusive placement agent for the offering.

BDSI also announces it has filed its Annual Report with the SEC on Form 10-K for the fiscal year ended December 31, 2010. Such Form 10-K is available on the SEC’s website at www.sec.gov.

A conference call and webcast have been scheduled for today (Friday, March 11) at 10:00 a.m. Eastern Time. The purpose of the call is to address the financing and the contents of BDSI’s Annual Report on Form 10-K, as well as to provide an update on the progression of BDSI’s product pipeline, with a particular focus on BEMA Buprenorphine for the treatment of chronic pain and BEMA Buprenorphine/Naloxone for the treatment of opioid dependence. The commercial outlook for Onsolis will also be reviewed, along with BDSI’s anticipated company milestones for 2011.

Interested parties may participate in today’s call by dialing 877-407-9039 (U.S. and Canada) or 201-689-8470 (international). The call will also be webcast live and can be accessed at www.bdsi.com. For those who are not available to listen to the live broadcast, a replay of the call will be made available on the website.

About BioDelivery Sciences International

BioDelivery Sciences International (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. BDSI is focusing on developing products to meet unmet patient needs in the areas of pain management and oncology supportive care. BDSI’s pain franchise currently consists of two products utilizing the patented BEMA technology. ONSOLIS (fentanyl buccal soluble film) is approved in the U.S., Canada, and the E.U. (where it will be marketed as BREAKYL), for the management of breakthrough pain in opioid tolerant, adult patients with cancer. The commercial rights are licensed to Meda for all territories worldwide except for Taiwan (licensed to TTY Biopharm) and South Korea (licensed to Kunwha

Pharmaceutical Co.). BDSI’s second pain product, BEMA Buprenorphine, is being developed for the treatment of moderate to severe chronic pain and is in development in a high dose formulation for the treatment of opioid dependence. Additional product candidates are being developed utilizing the BEMA technology for conditions such as nausea/vomiting (BEMA Granisetron). BDSI’s headquarters is located in Raleigh, North Carolina. For more information, visit www.bdsi.com.

BDSI® and BEMA® are registered trademarks of BioDelivery Sciences International, Inc. ONSOLIS® is a registered trademark of Meda Pharmaceuticals, Inc. BREAKYL is registered trademark of Meda Pharma GmbH & Co. KG.

Cautionary Note on Forward-Looking Statements

This press release, the conference call presentation described herein and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, results relating to the achievement of Company milestones for 2011) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publically update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned that peak sales and market size estimates have been determined on the basis of market research and comparable product analysis, but no assurances can be given that such estimates are accurate or that such sales levels will be achieved, if at all.

Contact

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com